EX-23.2



                         CONSENT OF INDEPENDENT AUDITORS


         As independent public accountants, we hereby consent to the incorpora-tion by reference in the Registration Statement on Form S-3 of our report dated March 18, 1999, with respect to the financial statements of Adatom, Inc. as of December 31, 1998 and for the year then ended, included in the financial statements of Adatom.com, Inc. in its Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ IRELAND SAN FILIPPO, LLP
----------------------------
    Ireland San Filippo, LLP


August 10, 2000